UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 8, 2014

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(The "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

Riverview at Purchase
287 Bowman Avenue
2nd Floor
Purchase, NY 10577
(Address of registrant's principal executive office)

(914) 701-0310
(Registrant's telephone number)
_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

MVC Capital, Inc. has initiated legal action in the Superior Court of New Jersey, Chancery Division, against G3K Displays, Inc. ("G3K"), its three shareholders and certain corporate officers for fraudulently misrepresenting G3K's financial records in order to secure financing from MVC.

On April 14, 2014 MVC announced that it agreed to provide to G3K a $10.0 million loan in three installments and made its first loan of $6.0 million. The closing of MVC’s G3K investment and first loan occurred following extensive due diligence, including receipt of an unqualified audit report on G3K’s financial statements and a separate quality of earnings review by an accounting firm.

MVC is working diligently to uncover the full extent of what it believes to be a highly sophisticated fraud. All legal options available are being examined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Scott Schuenke
Scott Schuenke
Chief Financial Officer and Chief Compliance Officer

Dated May 8, 2014